UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Forza X1, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee computed previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2024

October 15, 2024

On October 11, 2024, Forza X1, Inc. (“Forza” or the “Company”) filed a definitive joint proxy statement/prospectus on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s annual meeting of stockholders to be held on November 11, 2024. The Company is filing this supplement to the Proxy Statement solely to correct the table set forth under the subsection “Impact of a Forza Reverse Stock Split If Implemented” of FORZA PROPOSAL NO. 4—ADOPTION AND APPROVAL OF THE FORZA REVERSE STOCK SPLIT PROPOSAL (the “Table”) which inadvertently omitted the approximate number of shares of Forza Common Stock that would be outstanding immediately after the proposed Forza Reverse Stock Split based on the current authorized number of shares of Forza Common Stock at various exchange ratios. Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

The Table set forth under the subsection “Impact of a Forza Reverse Stock Split If Implemented” of FORZA PROPOSAL NO. 4—ADOPTION AND APPROVAL OF THE FORZA REVERSE STOCK SPLIT PROPOSAL is hereby amended and restated as follows:

	Estimated Number of Shares of Forza Common Stock Before Forza Reverse Stock Split	Estimated Number of Shares of Forza Common Stock After Forza Reverse Stock Split on a 1-for-10 basis	Estimated Number of Shares of Forza Common Stock After Forza Reverse Stock Split on a 1-for-20 basis
Authorized Forza Common Stock	100,000,000	100,000,000	100,000,000
Shares of Forza Common Stock issued and outstanding	15,757,774	1,575,777	787,889
Shares of Forza Common Stock issuable under outstanding options, warrants, or reserved for issuance under existing plans	1,419,700	141,970	70,985
Shares of Forza Common Stock authorized but unissued (Authorized Forza Common Stock minus issued and outstanding shares, shares issuable upon outstanding options warrants, and shares reserved for issuance under existing incentive plans)	82,822,523	98,282,253	99,141,126